Exhibit 99.6

CLOSING CONDITION LETTER AGREEMENT

May 8, 2017

SW Delaware L.P. c/o The Blackstone Group 345 Park Avenue New York, NY 10154 Attn: Peter F. Wallace	Sun Wise (UK) Co., Ltd c/o Zhonghong Zhuoye Group Co., Ltd Building No. 8, Eastern International, No. 1, Ciyunsi, Chaoyang District Beijing, People’s Republic of China 100025 Attn: Yu Ting

Reference is hereby made to that certain Stock Purchase Agreement (the “SPA”), dated as of March 24, 2017, among the Sellers identified therein and Sun Wise (UK) Co., Ltd (“Buyer”). Capitalized terms not defined herein shall have the respective meanings ascribed to such terms in the SPA. Buyer hereby confirms that the form of written resignation attached hereto as Exhibit A (the “Resignation”) (i) is in form and substance acceptable to Buyer and (ii) the delivery of the Resignation executed by Peter Wallace will satisfy the Sellers’ obligations under Section 6.02(c) of the SPA, notwithstanding that the effective time of such Resignation is after the Closing as set forth therein.

This Closing Condition Letter Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Except as specifically set forth in this Closing Condition Letter Agreement, the SPA shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this CLOSING CONDITION LETTER AGREEMENT on the day and year first above written.

Sincerely,

SUN WISE (UK) CO., LTD

By:	/s/ Yongli Wang
Name:	Yongli Wang
Title:	Director

Agreed and Accepted:

SW DELAWARE L.P.
SW DELAWARE A L.P.
SW DELAWARE B L.P.
SW DELAWARE C L.P.
SW DELAWARE D L.P.
SW DELAWARE E L.P.
SW DELAWARE F L.P.
SW DELAWARE CO-INVEST L.P.
SW DELAWARE (GSO) L.P.

By: SW Cayman Limited, its general partner

By:	/s/ Peter Wallace
Name:	Peter Wallace
Title:	Director

Signature Page to Closing Condition Letter Agreement

EXHIBIT A

FORM OF WRITTEN RESIGNATION

May 8, 2017

Reference is made to Section 6.02(c) of that certain Stock Purchase Agreement, dated as of March 24, 2017 (the “Agreement”), by and among Sun Wise (UK) Co., Ltd, a private limited company incorporated under the laws of England and Wales, and the Sellers party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

The undersigned hereby resigns as a member of the board of directors of the Company effective immediately following the Company’s annual meeting of stockholders for 2017.

[Signature page follows]

Sincerely,

/s/ Peter Wallace
Name: Peter Wallace